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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


       Date of Earliest Event Reported:  September 8, 1995


                THE NARRAGANSETT ELECTRIC COMPANY

       (exact name of registrant as specified in charter)




Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)




       280 Melrose Street, Providence, Rhode Island 02907

            (Address of principal executive offices)

                         (401) 784-7000

      (Registrant's telephone number, including area code)
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Item 5. Other Events
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     On September 8, 1995, The Narragansett Electric Company
(Narragansett), a subsidiary of New England Electric System, and the Rhode Island Division of Public Utilities and Carriers, represented by the Rhode Island Attorney General, agreed on a settlement covering the revenue requirement portion of Narragansett's rate case. The settlement is not opposed by the other parties in the case. Under the settlement, Narragansett would be authorized to increase overall revenues by 3.6 percent, effective December 1, 1995. This rate increase would be the first since 1992. The allocation of the increase and rate design remain to be resolved.

     Under the settlement, revenues would increase by $17.8 million, rather than the $30.5 million requested in Narragansett's initial filing. This settlement does not affect Narragansett's recent agreement with Governor Almond under which shareholders will bear the costs associated with new discounts for manufacturers. The settlement is subject to approval by the Rhode Island Public Utilities Commission.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                 s/Alfred D. Houston
                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date:  September 11, 1995